Exhibit A

JOINT-FILING AGREEMENT

Each of the undersigned hereby consents and agrees to this joint filing of the Schedule 13D/A for the Common Shares of Ardmore Shipping Corporation.

Dated: December 1, 2017	GA HOLDINGS LLC

	By:	/s/ Reginald L. Jones, III
Reginald L. Jones, III
Director

GREENBRIAR EQUITY FUND II, L.P.

By: Greenbriar Equity Capital II, L.P., its general partner

By:	Greenbriar Holdings II, LLC, its general partner

	By:	/s/ Reginald L. Jones, III
Reginald L. Jones, III Managing Member

GREENBRIAR EQUITY FUND II-A, L.P.

By:	Greenbriar Equity Capital II, L.P., its general partner

By:	Greenbriar Holdings II, LLC, its general partner

	By:	/s/ Reginald L. Jones, III
Reginald L. Jones, III Managing Member

GREENBRIAR EQUITY CAPITAL II, L.P.

By: Greenbriar Holdings II, LLC, its general partner

By:	/s/ Reginald L. Jones, III
Reginald L. Jones, III Managing Member

GREENBRIAR HOLDINGS II, LLC

By:	/s/ Reginald L. Jones, III
Reginald L. Jones, III
Managing Member

JOEL S. BECKMAN

/s/ Joel S. Beckman

REGINALD L. JONES, III

/s/ Reginald L. Jones, III

GERALD GREENWALD

/s/ Gerald Greenwald